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                                                                   Exhibit 10.29

                           Schedule to Exhibit 10.29

     Pursuant to Instruction 2 to Item 601 of Regulation S-K under the Securities Act of 1933, as amended, the following is a schedule of documents substantially identical in all material respects except as to the parties thereto, the dates of execution, or other material details from the document filed as Exhibit 10.29.

Exhibit 10.29 Filed

Agreement:        Domain Name Transfer Agreement
Date:             September 26, 2003
Assignor:         Beijing Lei Ting Wan Jun Network Technology Company Limited
Assignee:         Beijing Super Channel Network Limited
Scope:            The domain names transferred to the Assignee are the
                  music974.com.cn and 974.com.cn domain names.


Agreements Substantially Identical to Exhibit 10.29 and Omitted

Agreement:        Domain Name Transfer Agreement
Date:             September 26, 2003
Assignor:         Shenzhen Freenet Information Technology Company Limited
Assignee:         Beijing Super Channel Network Limited
Scope:            The domain name transferred to the Assignee is the 163.net domain name.

Agreement:        Domain Name Transfer Agreement
Date:             November 19, 2003
Assignor:         Beijing Lei Ting Wu Ji Network Technology Company Limited
Assignee:         Puccini Network Technology (Beijing) Limited
Scope:            The domain names transferred to the Assignee are the ltwj.com and tomkid.com.cn domain names.

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[Translation of Chinese original]

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                         DOMAIN NAME TRANSFER AGREEMENT

     This Domain Name Transfer Agreement (the "Agreement") is entered into as of September 26, 2003 by and between the following two parties in Beijing.

The Assignor:  Beijing Lei Ting Wan Jun Network Technology Co., Ltd.

Legal Address: C01, Yongchang Business Center, 3 Yongchangbeilu Road, Beijing
               Economic and Technological Development Zone, China

The Assignee:  Beijing Super Channel Network Limited
Legal Address: F09 2/F 3 Yongchangbeilu Road, Beijing Economic and Technological
               Development Zone, China

     WHEREAS, the Assignor, a company registered in Beijing under the laws of the People's Republic of China (the"PRC"), owns the Domain Names music974.com.cn and 974.com.cn (the "Domain Names").

     WHEREAS, the Assignee is a wholly foreign-owned enterprise registered in Beijing under the laws of the PRC;

     WHEREAS, the Assignor agrees to assign the Domain Names to the Assignee and the Assignee agrees to accept the assignment of the Domain Names on the terms and conditions set forth herein.

     NOW THEREFORE, the parties agree as follows:

1.   Transfer of Domain Names
     Pursuant to the provisitions in the Agreement the Assignor hereby agrees to transfer the ownership of the registered Domain Names to the Assignee and the Assignee agrees to accept the transfer of the registered ownership of the Domain Names. The Assignee shall pay the Assignor an amount of Renminbi 10,000 for the Domain Names transferred hereunder.

2.   Registration Fees

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     The registration for the transfer of the registered ownership of the Domain
     Names shall be undertaken by the Assignor and the Assignor shall bear the registration fees incurred hereby.

3.   Representations and Warranties

     3.1  The Assignor hereby represents and warrants as follows:

     3.1.1 the Assignor is a company duly registered and in good standing under the laws of the PRC.

     3.1.2 the Assignor has the exclusive ownership of the Domain Names and no rights or equity of any third party is prejudiced due to the usage of the Domain Names. There is no litigation or any other disputes arising from or relating to the Domain Names.

     3.1.3 the Assignor has full corporate power and authority and has taken all necessary corporate actions and has obtained all necessary approvals and authorizations by any third party and government authorities to enter into and execute this Agreement, and the execution and performance of the Agreement shall not be against any enforceable and effective laws or agreements.

     3.1.4 once this Agreement has been duly executed by both parties, it will constitute a legal, valid and binding agreement of the Assignor enforceable against it in accordance with its terms.

     3.1.5 the Assignor has never licensed and shall not license the Domain Names to any third party;

     3.1.6 the Assignor will not engage in any action that will be of detriment to the validity of the Domain Names after the completion of the transfer.

     3.2  The Assignee hereby represents and warrants as follows:

     3.2.1 The Assignee is a wholly owned foreign company duly registered and in good standing under the laws of the PRC.

     3.2.2 The Assignee has full corporate power and authority and has taken all necessary corporate actions and has obtained all consents and approvals of any other third party and governmental authorities to enter into and execute this Agreement, the execution and performance of which shall not be against any enforceable and effective laws or contracts.

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     3.2.3  once this Agreement has been duly executed by both parties, it will constitute a legal, valid and binding agreement of the Assignee enforceable against it in accordance with its terms upon its execution.

4.   Effective Date and Term

     This Agreement has been duly executed by their authorized representatives as of the date first set forth above and shall be effective simultaneously.

5.   Settlement of Disputes

     The parties shall strive to settle any dispute arising from the interpretation or performance through negotiation in good faith. In case no settlement can be reached through negotiation within 30 days after one party asks for negotiation, each party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC"). The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.

6.   Applicable Law

     The validity, interpretation and implementation of this Agreement shall be governed by the laws of the PRC.

7.   Amendment and Supplement

     The Agreement shall not be amended, supplemented or modified except by a written instrument come into force only signed by both parties. The amendment supplement duly executed by both parties constitutes part of this Agreement and shall have the same legal effect as this Agreement.

8.   Severability

     Any provision of this Agreement which is invalid or unenforceable due to the violation of relevant laws in any jurisdiction shall, as to that jurisdiction, be ineffective or void of binding force only to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that any other provision of this Agreement invalid

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     or unenforceable in any other jurisdiction.

9.   Appendices

     The Appendices referred to in this Agreement are an integral part of this Agreement and have the same legal effect as this Agreement.

     IN WITNESS THEREOF the parties hereto have caused this Agreement to be duly executed each by a duly authorized representative on behalf of the Party hereto as of the date first above written.


The Assignor :  Beijing Lei Ting Wan Jun Network Technology Co., Ltd.

Representative:_______________________


The Assignee:  Beijing Super Channel Network Limited

Representative:_______________________


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